SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2013

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5 – Corporate Governance and Management

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 21, 2013 we held a Special Meeting of Shareholders at which our shareholders voted to approve the following three proposals:

Proposal 1, which we refer to as the “Share Issuance Proposal,” approved the issuance of up to 19,463,464 BioTime common shares, no par value, (“Common Shares”) pursuant to an Asset Contribution Agreement with our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) and Geron Corporation, consisting of (i) 8,902,077 Common Shares to Asterias; (ii) warrants to purchase an additional 8,000,000 Common Shares to Asterias and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants; and (iii) up to an additional 2,561,387 Common Shares to Asterias to replace a $5,000,000 cash investment in Asterias by a private investor in the unexpected event that Asterias does not receive such cash investment, and/or to Geron as reimbursement for certain expenses up to $750,000 in value, and/or if we decide to contribute additional Common Shares rather than cash to Asterias.

Proposal 2, which we refer to as the “Articles Amendment Proposal,” approved an amendment to our Articles of Incorporation to increase the number of authorized Common Shares that we may issue from 75,000,000 Common Shares to 125,000,000 Common Shares, and the number of authorized preferred shares, no par value (“Preferred Shares”) that we may issue from 1,000,000 Preferred Shares to 2,000,000 Preferred Shares.

Proposal 3, which we refer to as the “Adjournment Proposal,” approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal and the Articles Amendment Proposal.

There were 53,361,825 BioTime common shares outstanding and entitled to vote at the Special Meeting as of April 16, 2013, the record date for determining shareholders entitled to vote at the meeting, of which 34,450,307 shares, or 64.6%, were represented and voted at the meeting, either in person or by proxy.  The following tables show the votes cast by our shareholders and any abstentions with respect to the three proposals.  Information is also provided as to broker non-votes.  A “broker non-vote” occurs when a shareholder whose shares are held in “street name” in a brokerage account or similar account does not instruct the shareholder’s broker or other nominee in whose name the shares are registered how to vote on a matter as to which brokers and nominees are not permitted to vote without instructions from their client.  Brokers were not permitted under applicable rules of the New York Stock Exchange and the NYSE MKT to vote the Share Issuance Proposal or the Articles Amendment Proposal.

The Share Issuance Proposal was approved by the following vote:

Shares Voted
For	33,766,302
Against	445,152
Abstain	60,763

There were 178,360 broker non-votes on this proposal.

The Articles Amendment Proposal was approved by the following vote:

Shares Voted
For	32,459,164
Against	1,748,643
Abstain	64,140

There were 178,360 broker non-votes on this proposal.

The Adjournment Proposal was approved by the following vote but was not implemented because we received enough votes to approve the Share Issuance Proposal and the Articles Amendment Proposal:

Shares Voted
For	32,802,660
Against	1,576,941
Abstain	70,706

There were no broker non-votes on this proposal.

Approval of the Share Issuance Proposal and the Articles Amendment Proposal was one of the conditions required to be met in order to the consummate the asset contribution transaction pursuant to the Asset Contribution Agreement.  Other conditions remain to be satisfied.  We expect that the transaction will be consummated by September 30, 2013.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation
99.1	Press Release Dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: May 23, 2013	By: /s/ Robert W. Peabody
Senior Vice President, Chief Operating Officer and
Chief Financial Officer

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation
99.1	Press Release Dated May 23, 2013

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